EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 23, 2007 in the Amendment No. 3 to the Registration Statement (File No. 333-142903) and related Prospectus of Claymore Securities Defined Portfolios, Series 402.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
October 23, 2007